UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2006

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Street

Montgomery, Alabama 36104

(Address of principal executive offices)

(334) 240-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2006, the Registrant’s bank subsidiary, Colonial Bank, N.A. (“Colonial”) and Colonial’s subsidiary, MWL Funding, Inc. (“MWL”), agreed with Citicorp North America, Inc. (“CNAI”) and certain of its affiliates to amend their Warehouse Loan Purchase Agreement dated March 23, 2005 and subsequently amended on September 29, 2005. The Purchase Agreement, described on the Registrant’s Current Report on Form 8-K dated March 25, 2005 and filed as Exhibit 10.1 thereto, provides for a purchase facility of up to $1 billion through the sale and securitization of Colonial’s mortgage warehouse assets. The securitization transaction is intended to enhance the liquidity of Colonial and the Registrant. The amendment to the Purchase Agreement described on the Registrant’s Current Report on Form 8-K dated September 29, 2005 and filed as Exhibit 10.1 thereto, increased the facility to $1.5 billion and made certain definitional changes affecting administration of the facility. The Omnibus Amendment dated as of March 21, 2006 changes the definition of “Commitment Termination Date” from March 22, 2006 to the date March 21, 2007. The form of the amendment to the Purchase Agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Form of Omnibus Amendment Dated as of March 21, 2006 to Warehouse Loan Purchase Agreement Dated as of March 23, 2005 and amended as of September 29, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE COLONIAL BANCGROUP, INC.

By:	/s/ SARAH H. MOORE	Date: March 21, 2006
Sarah H. Moore
Chief Financial Officer